EXHIBIT 99.1

Anika Reports First Quarter Fiscal 2022 Financial Results

First quarter revenue growth of 7% year-over-year driven by favorable order timing in OA Pain Management

BEDFORD, Mass., May 05, 2022 (GLOBE NEWSWIRE) -- Anika Therapeutics, Inc. (NASDAQ: ANIK), a global joint preservation company in early intervention orthopedics, today reported financial results for its first quarter ended March 31, 2022.

First Quarter 2022 Financial Summary

  Revenue in the first quarter of 2022 was $36.7 million, 7% higher than prior year, compared with $34.3 million in the first quarter of 2021, due primarily to favorable order timing in OA Pain Management
    OA Pain Management1 revenue of $22.7 million, up 18%
    Joint Preservation and Restoration revenue of $12.1 million, down 1%
    Non-Orthopedic1 revenue of $1.8 million, down 34% on last time buys in Q1 2021
  Gross margin was 59%, including $1.6 million of non-cash acquisition-related expenses. Adjusted gross margin2 was 64%, reflecting unfavorable volume and reserves impacted by supply chain and staffing challenges.
  Net loss was ($2.9) million, or ($0.20) per share, compared to net income of $2.8 million, or $0.20 per diluted share, in the prior year. Prior year net income includes a $5.5 million, or $0.38 per share, tax-effected benefit due to the change in fair value of contingent consideration.
  Adjusted net loss2 was ($1.6) million, or ($0.11) per share, compared to adjusted net income2 of $0.8 million, or $0.06 per diluted share, in the prior year.
  Adjusted EBITDA2 was $2.6 million, compared to adjusted EBITDA2 of $4.8 million in the prior year.
  Operating cash outflow was ($1.9) million; cash balance was $90.3 million at quarter end.

1 OA Pain Management was previously referred to as Joint Pain Management; Non-Orthopedic was previously referred to as Other.
2 See description of non-GAAP financial information contained in this release.

“Anika is off to a strong start in 2022 in spite of macroeconomic headwinds,” Cheryl R. Blanchard, Ph.D., Anika’s President and CEO, commented. “We are seeing continued healthy demand for our OA Pain Management products and growing demand for our Joint Preservation and Restoration portfolio. We are excited about our recent product launches and are ramping up medical education activities across the U.S. We continue to execute on our new product development efforts with a number of new product introductions planned within the next 6 to 24 months positioning us to win in the ASC as well as in the hospital. With the addition of key members to our team, including Rob Delp, our new Vice President of U.S. Sales, we are positioning for accelerated growth coming out of 2022.”

First Quarter 2022 Business Highlights

  Showcased Anika’s full portfolio of early intervention products at the American Academy of Orthopedic Surgeons Annual meeting, highlighting the Tactoset injectable bone substitute, WristMotion Total Wrist Arthroplasty System, and OVOMotion with Inlay Glenoid Shoulder Arthroplasty System.
  Ramped up medical education activities associated with Anika’s Joint Preservation and Restoration products, holding multiple in-person events in the U.S. since the beginning of the year with over 140 surgeons trained to date on the safe and effective use of Anika’s products.
  Continued to strengthen the senior leadership team with the addition in April of Rob Delp as Vice President of U.S. Sales. Rob joins Anika with over 26 years of senior sales leadership experience in orthopedic medical devices. He was previously President, Americas, for Zimmer Biomet, leading their U.S. sales team which included responsibility for Anika’s areas of focus – regenerative solutions, sports medicine, and upper and lower extremities.

Fiscal 2022 Outlook

The Company expects its overall revenue for fiscal year 2022 to be toward the upper end of its guidance range of low to mid-single digit percent growth compared with 2021. Revenue ranges by product family are:

  Joint Preservation and Restoration up mid-single to low-double digit percent
  OA Pain Management up low-single digit percent
  Non-Orthopedic revenue down approximately 20% due largely to legacy product rationalization

There remains volatility and uncertainty in the global macroeconomic environment and the Company’s outlook for fiscal 2022 is subject to the changing dynamics associated with staffing shortages, supply chain disruption, inflation and other direct and indirect impacts of the COVID pandemic.

Conference Call Information

Anika’s management will hold a conference call and webcast to discuss its financial results and business highlights today, Thursday May 5, 2022 at 5:00 pm ET. The conference call can be accessed by dialing 1-888-254-3590 (toll-free domestic) or 1-856-344-9299 (international) and providing the conference ID number 2795291. A live audio webcast will be available in the Investor Relations section of Anika’s website, www.anika.com. A slide presentation with highlights from the conference call will be available in the Investor Relations section of the Anika website. A replay of the webcast will be available on Anika’s website approximately two hours after the completion of the event.

Non-GAAP Financial Information

Non-GAAP financial measures should be considered supplemental to, and not a substitute for, the Company’s reported financial results prepared in accordance with GAAP. Furthermore, the Company’s definition of non-GAAP measures may differ from similarly titled measures used by others. Because non-GAAP financial measures exclude the effect of items that will increase or decrease the Company’s reported results of operations, Anika strongly encourages investors to review the Company’s consolidated financial statements and publicly filed reports in their entirety. The Company presents these non-GAAP financial measures because it uses them as supplemental measures in internally assessing the Company’s operating performance, and, in the case of Adjusted EBITDA, it is set as a key performance metric to determine executive compensation. The Company also recognizes that these non-GAAP measures are commonly used in determining business performance more broadly and believes that they are helpful to investors, securities analysts, and other interested parties as a measure of comparative operating performance from period to period.

Adjusted Gross Margin

In Q1 2022, adjusted gross margin is defined by the Company as adjusted gross profit divided by total revenue. The Company defines adjusted gross profit as GAAP gross profit excluding amortization of certain acquired assets, the impact of inventory fair-value step up associated with our recent acquisitions and non-cash product rationalization charges.

Adjusted EBITDA

In Q1 2022, adjusted EBITDA is defined by the Company as GAAP net income (loss) excluding depreciation and amortization, interest and other income (expense), income taxes, stock-based compensation expense, acquisition related expenses, non-cash charges related to goodwill impairment and changes in the fair value of contingent consideration associated with the Company’s recent acquisitions as a result of the COVID pandemic, and non-cash product rationalization charges.

Adjusted Net Income (Loss) and Adjusted EPS

Adjusted net income (loss) is defined by the Company as GAAP net income excluding acquisition related expenses, inclusive of the impact of purchase accounting, on a tax effected basis, and the non-cash product rationalization charges. In the context of adjusted net income (loss), the impact of purchase accounting includes amortization of inventory step up and intangible assets recorded as part of purchase accounting for acquisition transactions. The amortized assets contribute to revenue generation, and the amortization of such assets will recur in future periods until such assets are fully amortized. These assets include the estimated fair value of certain identified assets acquired in acquisitions in 2020 and beyond, including in-process research and development, developed technology, customer relationships and acquired tradenames. As a result of COVID, the Company is also specifically excluding the impacts of goodwill impairment charges and changes in the fair value of contingent consideration associated with the acquisition transactions, each on a tax effected basis. Adjusted diluted EPS is defined by the Company as GAAP diluted EPS excluding acquisition related expenses and the impact of purchase accounting, each on a tax-adjusted per share basis, and non-cash product rationalization charges. Again, the Company is also specifically excluding the impacts of goodwill impairment charges and changes in the fair value of contingent consideration associated with recent acquisition transactions, each on a tax effected basis if applicable.

A reconciliation of adjusted gross profit to gross profit (and the associated adjusted gross margin calculation), adjusted EBITDA to net income (loss), adjusted net income (loss) to net income (loss) and adjusted diluted EPS to diluted EPS, the most directly comparable financial measures calculated and presented in accordance with GAAP, is shown in the tables at the end of this release.

Forward-Looking Statements

This press release may contain forward-looking statements, within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, concerning the Company's expectations, anticipations, intentions, beliefs or strategies regarding the future which are not statements of historical fact, including those statements in the quotation from Dr. Blanchard, and in the section captioned “Fiscal 2022 Outlook” related to potential future revenues and the impacts of COVID. These statements are based upon the current beliefs and expectations of the Company's management and are subject to significant risks, uncertainties, and other factors. The Company's actual results could differ materially from any anticipated future results, performance, or achievements described in the forward-looking statements as a result of a number of factors including, but not limited to, (i) the Company's ability to successfully commence and/or complete clinical trials of its products on a timely basis or at all; (ii) the Company's ability to obtain pre-clinical or clinical data to support domestic and international pre-market approval applications, 510(k) applications, or new drug applications, or to timely file and receive FDA or other regulatory approvals or clearances of its products; (iii) that such approvals will not be obtained in a timely manner or without the need for additional clinical trials, other testing or regulatory submissions, as applicable; (iv) the Company's research and product development efforts and their relative success, including whether we have any meaningful sales of any new products resulting from such efforts; (v) the cost effectiveness and efficiency of the Company's clinical studies, manufacturing operations, and production planning; (vi) the strength of the economies in which the Company operates or will be operating, as well as the political stability of any of those geographic areas; (vii) future determinations by the Company to allocate resources to products and in directions not presently contemplated; (viii) the Company's ability to successfully commercialize its products, in the U.S. and abroad; (ix) the Company's ability to provide an adequate and timely supply of its products to its customers; and (x) the Company's ability to achieve its growth targets. Additional factors and risks are described in the Company's periodic reports filed with the Securities and Exchange Commission, and they are available on the SEC's website at www.sec.gov. Forward-looking statements are made based on information available to the Company on the date of this press release, and the Company assumes no obligation to update the information contained in this press release.

About Anika
Anika Therapeutics, Inc. (NASDAQ: ANIK), is a global joint preservation company that creates and delivers meaningful advancements in early intervention orthopedic care. Leveraging our core expertise in hyaluronic acid and implant solutions, we partner with clinicians to provide minimally invasive products that restore active living for people around the world. Our focus is on high opportunity spaces within orthopedics, including osteoarthritis pain management, regenerative solutions, sports medicine soft tissue repair and bone preserving joint technologies, and our products are efficiently delivered in key sites of care, including ambulatory surgery centers. Anika’s global operations are headquartered outside of Boston, Massachusetts. For more information about Anika, please visit www.anika.com.

ANIKA, ANIKA THERAPEUTICS, OVOMOTION, TACTOSET, WRISTMOTION and the Anika logo are registered trademarks of Anika Therapeutics, Inc. or its subsidiaries.

For Investor Inquiries:
Anika Therapeutics, Inc.
Mark Namaroff, 781-457-9287
Vice President, Investor Relations, ESG and Corporate Communications
investorrelations@anika.com

Anika Therapeutics, Inc. and Subsidiaries
Consolidated Statements of Operations
(in thousands, except per share data)

	For the Three Months Ended March 31,
	2022	2021
Revenue	$36,693	$34,292
Cost of Revenue	14,889	13,318
Gross Profit	21,804	20,974

Operating expenses:
Research and development	6,157	6,361
Selling, general and administrative	19,201	18,175
Change in fair value of contingent consideration	-	(4,820)
Total operating expenses	25,358	19,716
(Loss) income from operations	(3,554)	1,258
Interest and other expense, net	(154)	(43)
(Loss) income before income taxes	(3,708)	1,215
Income taxes	(775)	(1,623)
Net (loss) income	$(2,933)	$2,838

Net (loss) income per share:
Basic	$(0.20)	$0.20
Diluted	$(0.20)	$0.20

Weighted average common shares outstanding:
Basic	14,466	14,343
Diluted	14,466	14,435

Anika Therapeutics, Inc. and Subsidiaries
Consolidated Balance Sheets
(in thousands, except per share data)

	March 31,	December 31,
ASSETS	2022	2021
Current assets:
Cash, cash equivalents and investments	$90,325	$94,386
Accounts receivable, net	29,313	29,843
Inventories, net	35,225	36,010
Prepaid expenses and other current assets	10,459	8,289
Total current assets	165,322	168,528
Property and equipment, net	47,954	47,602
Right-of-use assets	20,517	20,957
Other long-term assets	20,385	20,285
Intangible assets, net	80,436	82,382
Goodwill	7,625	7,781
Total assets	$342,239	$347,535

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$7,444	$7,633
Accrued expenses and other current liabilities	15,233	17,847
Contingent consideration	4,315	4,315
Total current liabilities	26,992	29,795
Other long-term liabilities	684	1,258
Deferred tax liability	9,956	10,157
Lease liabilities	18,820	19,240

Stockholders’ equity:
Common stock, $0.01 par value	145	144
Additional paid-in-capital	68,796	67,081
Accumulated other comprehensive loss	(5,799)	(5,718)
Retained earnings	222,645	225,578
Total stockholders’ equity	285,787	287,085
Total liabilities and stockholders’ equity	$342,239	$347,535

Reconciliation of GAAP Gross Profit to Adjusted Gross Profit
(in thousands)
(unaudited)

	For the Three Months Ended March 31,
	2022	2021
Gross Profit	$21,804	$20,974
Acquisition related intangible asset amortization	1,562	1,562
Acquisition related inventory step up	-	2,578
Adjusted Gross Profit	$23,366	$25,114

Adjusted Gross Margin	64%	73%

Reconciliation of GAAP Net Income to Adjusted EBITDA
(in thousands)
(unaudited)

	For the Three Months Ended March 31,
	2022	2021
Net (loss) income	$(2,933)	$2,838
Interest and other expense, net	154	43
Benefit from income taxes	(775)	(1,623)
Depreciation and amortization	1,830	1,721
Share-based compensation	2,545	2,259
Acquisition related intangible asset amortization	1,787	1,787
Acquisition related inventory step up	-	2,578
Change in fair value of contingent consideration	-	(4,820)
Adjusted EBITDA	$2,608	$4,783

Reconciliation of GAAP Net Income to Adjusted Net Income
(in thousands)
(unaudited)

	For the Three Months Ended March 31,
	2022	2021
Net (loss) income	$(2,933)	$2,838
Acquisition related intangible asset amortization, tax effected	1,345	1,396
Acquisition related inventory step up, tax effected	-	2,016
Change in fair value of contingent consideration, tax effected	-	(5,498)
Adjusted net (loss) income	$(1,588)	$752

Reconciliation of GAAP Diluted Earnings Per Share to Adjusted Diluted Earnings Per Share
(per share data)
(unaudited)

	For the Three Months Ended March 31,
	2022	2021
Diluted (loss) earnings per share (EPS)	$(0.20)	$0.20
Acquisition related intangible asset amortization, tax effected	0.09	0.10
Acquisition related inventory step up, tax effected	-	0.14
Change in fair value of contingent consideration, tax effected	-	(0.38)
Adjusted diluted (loss) earnings per share (EPS)	$(0.11)	$0.06

Revenue by Product Family
(in thousands, except percentages)
(unaudited)

	For the Three Months Ended March 31,
	2022	2021	$ change	% change
OA Pain Management	$22,733	$19,316	$3,417	18%
Joint Preservation and Restoration	12,139	12,219	(80)	-1%
Non-Orthopedic	1,821	2,757	(936)	-34%
Revenue	$36,693	$34,292	$2,401	7%